UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 10, 2004
(Date of earliest event reported)

CHS Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-50150

Minnesota	41-0251095
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

     On December 10, 2004, CHS Inc., a Minnesota cooperative corporation (the “Company”), adopted the CHS Inc. Deferred Compensation Plan (the “Plan”), which will be effective December 30, 2004. The Plan permits eligible employees and directors of the Company and its participating affiliates to defer, in accordance with the terms of the Plan, base salary, bonuses and director fees. The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the Plan.

     The Company may be required to credit amounts to a participant’s account in accordance with employment or other agreements entered into between the participant and the Company. In addition, the Company may, but is not required to, credit any amount it desires to any participant’s account. The Company may also credit amounts to a participant’s account to make up for certain limits applicable to the Company’s 401(k) plan or other qualified plan for the Plan year or for such other purposes as determined by the Plan committee in its sole discretion.

     All such amounts described above will be credited with earnings and investment gains and losses by assuming that the amount was invested in one or more investment alternatives selected by the participant in accordance with the terms of the Plan. The deemed investment alternatives include various investment funds with different degrees of risk and a fixed interest alternative with the interest rate equal to the 10-year Treasury Note rate as of December 31 of the prior year, plus one percent. Participants may reallocate amounts among the various deemed investment alternatives up to twelve times each year. These deemed investment alternatives are merely measuring tools to determine the value of the participant’s account, and the Company is not required to invest any amounts as a result of these elections.

     The Company’s obligations to make payments under the Plan are unsecured obligations of the Company and are subject to the claims of general creditors of the Company. These obligations will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. All amounts payable to participants under the Plan are denominated in U.S. dollars and will be payable on the date or dates selected by each participant in accordance with the terms of the Plan or on such other date or dates as specified in the Plan. Rights to payment under the Plan are not convertible into another security of the Company.

     The Company reserves the right to amend the Plan prospectively at any time, including the right to terminate the Plan completely. No amendment will reduce a participant’s account balance as of the date of such amendment. In no event will the Company be responsible for any decline in a participants’ account balance as a result of the selection, discontinuation, addition, substitution, crediting or debiting of one or more investment alternatives.

     A participant’s rights or the rights of any other person to receive payment of deferred compensation obligations under the Plan may not be sold, assigned, transferred, pledged, garnished or encumbered, except by a written designation of a beneficiary under the Plan.

     The foregoing summarizes the material terms and provisions of the Plan and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibit is being filed with this report:

10.1	CHS Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-121161), filed on December 10, 2004).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS INC.
By:	/s/ John Schmitz
John Schmitz
Executive Vice President and Chief Financial Officer

Date: December 14, 2004

EXHIBIT INDEX

10.1	CHS Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-121161), filed on December 10, 2004).